JOSEPHLOPEZ LLP
Advocates & Solicitors

6 Shenton Way #07-11
OUE Downtown 2
Singapore 068809
Tel: (65) 6339 4040 (Main)
Email: mail@joseph-lopez.com

Your Ref : To be advised
Our Ref : 202571126.JL.KY.PC.YT.ah
Date : 16 July 2025

Page(s) : 8 (+ enc)
Writer's (DID) : 6233 7777 / 6233 7772
6233 7773 / 6233 7775
Writer's Email : jl@joseph-lopez.com / kyle.yew@joseph-lopez.com / pearline.chia@joseph-lopez.com / yenting.kong@joseph-lopez.com

GENIUS GROUP LIMITED
3 Temasek Avenue
#18-01 Centennial Tower
Singapore 039190

BY EMAIL ONLY
roger@geniusgroup.ai /
gaurav@geniusgroup.ai

Attention: Board of Directors

Dear Sirs,

GENIUS GROUP LIMITED (THE "COMPANY") – REGISTRATION STATEMENT ON FORM F-3

1. We have acted as Singapore legal counsel to the Company in connection with the preparation of the Company's Registration Statement on Form F-3 (the "**F-3 Registration Statement**").

2. We are instructed that the F-3 Registration Statement was filed with the Securities and Exchange Commission ("**SEC**") on 7 July 2025, under the Securities Act of 1933 as amended (the "**Securities Act**"), to register the following:

    a. USD 1,200,000,000 of securities, including Common Stock, Preferred Stock, Debt Securities, Warrants, Subscription Rights and Units as defined in the F-3 Registration Statement ("**Registered Securities**"); and

    b. An embedded at the market offering for up to USD 1,000,000,000 of Class A Ordinary Shares ("**ATM Offering**").

3. We have taken instructions solely from the Company. This opinion is being rendered solely to the Company in connection with the filing of the F-3 Registration Statement.

4. For rendering of this opinion, we have examined copies of the following documents / instructions that were provided to us by way of emails from the Company (including authorized representatives thereof) between 2 July 2025 to 9 July 2025, and/or obtained via searches against the electronic records of the Accounting and Corporate Regulatory Authority of Singapore ("**ACRA**") and the Singapore Judiciary's Integrated Electronic Litigation System:

   a. The F-3 Registration Statement dated 7 July 2025, including the Base Prospectus and the Sales Agreement Prospectus Supplement exhibited in the F-3 Registration Statement;

   b. The at the market offering agreement dated 28 June 2024 entered into between the Company and H.C. Wainwright & Co. LLC ("**Sales Agent**") for the ATM Offering, and the amendment thereto dated 7 July 2025 (collectively referred to as the "**Agreement**");

   c. The Constitution of the Company ("**Constitution**") adopted by special resolution passed on 7 April 2025;

   d. The Company's business profile information with ACRA dated 7 July 2025, confirming that the Company is a public company limited by shares;

   e. The resolution in writing of the board of directors of the Company dated 4 July 2025, in respect of paragraph 2 above ("**Board Resolution**");

   f. The Notice of Annual General Meeting ("**AGM**") dated 3 June 2025 which contains, among other things, a proposed resolution for the Company's shareholders (the "**Shareholders**") to approve, among other things, issuances of shares and instruments ("**Shareholders' Resolution**");

   g. The minutes of AGM dated 7 July 2025, which is filed with the SEC and dated 9 July 2025, evidencing that the Shareholders' Resolution has been duly passed; and

   h. Such other documents as we have considered necessary or desirable in order that we may render this opinion.

5. Save as expressly provided in paragraph 6 of this legal opinion, we express no opinion whatsoever with respect to any document described in paragraph 4 of this legal opinion.

6. We have assumed:

   a. That the documents referred to in paragraphs 4(a) and 4(b) above (collectively referred to as the "**Key Documents**") are within the capacity and powers of, and has been validly authorized by, each party thereto (other than the Company) and has been (or will be) validly executed and delivered by or on behalf of each party thereto (other than the Company) in accordance with all relevant laws, including, in the case of each party (other than the

Company) that is a corporate entity, the laws of that party's jurisdiction of incorporation and its constitutional documents;

b. That the Key Documents have been (or will be) signed on behalf of the Company thereto by such person(s) who have been duly authorised to do so, and that at the time of such signing by each such person, was under no incapacity, was not acting under undue influence, was fully aware of the circumstances and was acting freely in the exercise of his or her free will uninfluenced by any improper matter and solely in the performance of his or her duty in signing the same;

c. That each party to the Key Documents (other than the Company) has obtained all necessary consents and authorisations, and is otherwise qualified or empowered, to enter into and perform its or his obligations under the same;

d. The correctness of all facts stated in all documents submitted to us;

e. The genuineness of all signatures and seals on all documents and the completeness, and the conformity to original documents, of all copies submitted to us;

f. That copies of each of the Board Resolution and the Shareholders' Resolution (collectively referred to as the "**Resolutions**") submitted to us for examination are true, complete and up-to-date copies and have not been modified, supplemented or superseded;

g. That the Resolutions have not been rescinded or modified and they remain in full force and effect and that no other resolution or other action has been taken which may affect their validity;

h. That appointment of any corporate representatives in relation to the Resolutions had been validly authorised;

i. That the issuance of the Registered Securities have been or will be validly made in accordance with the particulars in the Key Documents;

j. That the Company was converted into a public company on 31 July 2019 in accordance and in compliance with Section 31(2) of the Companies Act 1967 of Singapore;

k. The legal, valid and binding nature of the obligations of each of the parties under the Agreement under all applicable laws and, in particular, that the Agreement constitutes the legal, valid, binding and enforceable obligation of the parties thereto for all purposes under the laws of the State of New York by which the Agreement is stipulated to be governed;

l. That the information disclosed by the searches on the Company annexed hereto at **Appendix A** (the "**ACRA Searches**") against the electronic records of ACRA is true and complete, such information has not since then been materially altered, and the aforesaid searches did not fail to disclose any material information which has been delivered for filing but did not appear on the public file at the time of the searches;

m. That where a document has been submitted to us in draft form, it will be executed in the form of that draft;

n. The board of directors of the Company or, as the case may be, such person(s) as authorised by the board of directors of the Company shall, before the allotment, issuance and delivery of the Registered Securities, resolve to approve the allotment, issuance and delivery of such number of Registered Securities in accordance with the particulars in the F-3 Registration Statement;

o. The Registered Securities will be issued either (i) pursuant to the Shareholders' Resolutions obtained at the AGM before the conclusion of the next AGM of the Company subsequent to the date of this letter or the date by which the next AGM of the Company subsequent to the date of this letter is required by law to be held, whichever is the earlier (the "**Shareholders' Resolutions Expiration Date**"); or (ii) in the event that the Registered Securities are issued after the Shareholders' Resolutions Expiration Date, pursuant to a further approval of the Shareholders validly obtained pursuant to Section 161 of the Companies Act 1967 of Singapore.

p. That there are no provisions in the laws of an any jurisdiction (other than the laws of the Republic of Singapore) which may be contravened by the execution or delivery of the Key Documents, and that, insofar as any obligation expressed to be incurred or performed under the Key Documents is to be performed in or is otherwise subject to the laws of any jurisdiction other than the Republic of Singapore, its performance will not be illegal by virtue of the laws of that jurisdiction;

q. That all consents, approvals, authorisations, licences, exemptions or orders required from any governmental body or agency outside the Republic of Singapore and all other requirements outside the Republic of Singapore for the legality, validity and enforceability of the Key Documents have been duly obtained or fulfilled and are and will remain in full force and effect and that any conditions to which they are subject have been satisfied;

r. That the choice of the law of the State of New York as the governing law of the Agreement has been made in good faith and will be regarded as a valid and binding selection which will be upheld in the courts of such jurisdiction as a matter of the laws of such jurisdiction and all other relevant laws (other than the laws of the Republic of Singapore);

s. That the Agreement has the same meaning and effect under the laws of the State of New York as it would have if it were interpreted under Singapore law by a court in the Republic of Singapore;

t. That in exercising the Company's power to enter into the Key Documents, the directors of the Company are acting in good faith and in furtherance of the substantive objects and for the legitimate purpose of the Company and that the entry into of the same may reasonably be considered to have been in the interests, and for the commercial benefit, of the Company;

u. That no party to the Key Documents is, or will be, engaging in misleading or unconscionable conduct or seeking to conduct any relevant transaction or any associated activity in a manner or for a purpose not evident on the face of the Key Documents which might render any of them or any relevant transaction or any associated activity illegal, void or voidable;

v. That apart from what appears in the Key Documents, there are no dealings between the parties that affect the Key Documents;

w. That none of the parties to the Key Documents or any of their respective officers or employees has notice of any matter which would adversely affect the validity or regularity of the Resolutions, and the Resolutions remain in full force and effect, and no other resolution or action has been taken which may affect the validity of the Resolutions;

x. There are no provisions of the laws of any jurisdiction outside the Republic of Singapore which would have any implication for the opinions we express and, insofar as the laws of any jurisdiction outside the Republic of Singapore may be relevant, such laws have been or will be complied with;

y. That save as disclosed in the Board Resolution, no director of the Company has an interest in the transactions contemplated by the Key Documents;

z. That the Registered Securities will be duly offered, sold and delivered in accordance with the terms of the Key Documents, and for each allotment and issuance of the Registered Securities:

(i) such share allotment and issuance will be carried out in accordance with and not in violation of:

(1) the requirements under the prevailing Constitution at the time of such allotment and issuance and all applicable laws and regulations that are relevant at the time of such allotment and issuance; and

(2) the terms of any agreements, documents, arrangements or transactions to which the Company and/or the shareholders of the Company was subject to; and

(ii) that the Company has obtained valid shareholders' and board approvals authorising the allotment and issuance of such Registered Securities that were duly passed in accordance with the provisions of the prevailing Constitution at the time of such allotment and issuance;

7. Based on the documents / instructions as defined in paragraph 6 above, and subject to the foregoing, and subject to the qualifications set forth below and any matters not disclosed to us, we are of the opinion that:

a. The Company has been duly incorporated and is validly existing under the laws of the Republic of Singapore as a public company;

b. The Company has the necessary corporate power under its Constitution to enable it to execute, deliver and perform its obligations under the Key Documents, and all necessary corporate action has been taken by the Company to authorise the execution and delivery of the Key Documents, the filing of the F-3 Registration Statement (including all pre-effective and post-effective amendments thereto), as well as the Company's performance of its obligations under the Key Documents, including the issuance of the Registered Securities;

c. The execution and delivery by the Company of its obligations under, and performance by the Company of, the Key Documents does not contravene any provision of (i) the laws of the Republic of Singapore applicable to Singapore companies generally or (ii) its Constitution;

d. No consent, approval, authorisation or order of or qualification with any governmental body or agency of the Republic of Singapore is required for the performance by the Company of its obligations under the Key Documents, except such as have been obtained and are in full force and effect; and

e. The Registered Securities to be allotted and issued by the Company under the Key Documents and pursuant to the Resolutions have been duly authorised by the Company, and, when allotted and issued and delivered by the Company pursuant to the terms of the Key Documents, such Registered Securities will be validly issued and fully paid and non-assessable. For the purposes of this opinion, we have assumed that the term "non-assessable" means under the laws of the Republic of Singapore that holders of the Registered Securities, having fully paid up all amounts due on such Registered Securities as to the issue price thereon, are under no further personal liability to contribute to the assets or liabilities of the Company in their capacities purely as holders of such Registered Securities.

8. This opinion relates only to the laws of general application of the Republic of Singapore as published at the date hereof and as currently applied by the courts of the Republic of Singapore, and is given on the basis that it will be governed by and construed in accordance with the laws of the Republic of Singapore. We have made no investigation of, and do not express or imply any views on, the laws of any country other than the Republic of Singapore. In respect of the Key

Documents, we have assumed due compliance with all matters concerning the laws of all other jurisdictions other than the Republic of Singapore.

9. In addition, this opinion is subject to the following qualifications:

a. This opinion is given on the basis that there has been and will be no amendment to or termination or replacement of the documents referred to in paragraph 4 above and based on the laws of the Republic of Singapore in force as at the date of this opinion;

b. We undertake no responsibility to notify any party of any change in the laws of the Republic of Singapore after the date of this opinion;

c. We give no opinion on tax matters and in particular give no opinion on the tax consequences of any transaction contemplated by the Key Documents;

d. This opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the F-3 Registration Statement or otherwise including, but without limitation, any other document signed in connection with the F-3 Registration Statement. It is not to be transmitted to anyone else or quoted or referred to in any public document or filed with anyone unless you are required to do so by law, regulation or any governmental or competent regulatory authority or to produce a copy in court or arbitration proceedings relating to the ATM Offering or (in any other circumstances) you first obtain our written consent. This opinion is not to be relied upon by, nor do we accept any liability to, anyone other than you (even though you may have provided a copy to another person in accordance with the terms of this paragraph) without our express consent; and

e. Subject to the foregoing, we consent to the use of this opinion as an exhibit to the F-3 Registration Statement, and further consent to all references to us, if any, in the F-3 Registration Statement, and any amendments thereto. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder. Further, save for the use of this opinion as an exhibit to the F-3 Registration Statement, this opinion is not to be circulated to, or relied upon by, any other person (other than persons entitled to rely on it pursuant to applicable federal securities laws in the United States, if applicable) or quoted or referred to in any public document or filed with any governmental body or agency without our prior written consent.

10. We hold ourselves out as only having legal expertise and our statements in this letter are made only to the extent that a law firm practising Singapore law in the Republic of Singapore, having our role in connection with the filing of the F-3 Registration Statement, would reasonably be expected to have become aware of relevant facts and/or to have identified the implications of those facts.

11. Our opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the filing of the F-3 Registration Statement or otherwise including, but without limitation, any other document signed in connection with the same.

12. This opinion is given based on the laws of the Republic of Singapore in force as at the date of this opinion and we undertake no responsibility to notify you of any change in the laws of the Republic of Singapore after the date of this opinion.

Yours faithfully,

……………………………………………

Joseph Lopez / Kyle Yew / Pearline Chia / Kong Yen Ting
JOSEPH LOPEZ LLP

APPENDIX A – ACRA SEARCHES

S/No.	Date	Description
1.	7 July 2025	ACRA Business Profile Information – Genius Group Limited

BIZ CHECK

COMPANY NAME: GENIUS GROUP LIMITED
REGISTRATION NO.: 201541844C

SINGAPORE COMMERCIAL CREDIT BUREAU

REQUEST DATE	REQUEST NO.	CLIENT'S A/C REF.	REMARKS
07/07/2025 12:05:24	ONL250469597	202571126.JL.KY.PC.YT.ah	

ACCOUNTING AND CORPORATE REGULATORY AUTHORITY BUSINESS PROFILE INFORMATION

ACRA
ACCOUNTING AND CORPORATE REGULATORY AUTHORITY

REGISTRY

REGISTRATION DATE	30/11/2015
NAME EFFECTIVE DATE	31/07/2019
COUNTRY OF INCORPORATION	SINGAPORE
COMPANY TYPE	PUBLIC COMPANY LIMITED BY SHARES
REGISTERED ADDRESS	3 TEMASEK AVENUE, #18 - 01 CENTENNIAL TOWER 039190 SINGAPORE
CHANGE ADDRESS DATE	02/06/2025
COMPANY STATUS	LIVE COMPANY
STATUS EFFECTIVE DATE	30/11/2015
REGISTERED ACTIVITIES	1. 70201 - MANAGEMENT CONSULTANCY SERVICES (PERSONAL DEVELOPMENT TOOLS FOR ENTREPRENEURS TO ACCELERAE IN BUSINESS) 2. - - - (-)
AUDITOR	ENROME LLP
AUDITOR APPOINTMENT DATE	17/07/2024
ACCOUNT DATE	31/12/2023
DATE OF LAST AR	11/02/2025
DATE OF LAST AGM	23/01/2025

The information from ACRA is updated 1 day from the date of request.

GST

GST REGISTRATION NUMBER	N/A
GST REGISTERED FROM	N/A
GST REGISTERED TO	N/A
GST STATUS	N/A

CHANGE OF COMPANY NAME

PREVIOUS NAME	EFFECTIVE DATE
GENIUS GROUP PTE. LTD.	12/06/2019
GENIUSU PTE. LTD.	30/11/2015

The information from ACRA is updated 1 day from the date of request.

CAPITAL

CAPITAL CATEGORY	CURRENCY	CAPITAL AMOUNT	NO. OF SHARES
ISSUED ,ORDINARY	SINGAPORE, DOLLARS	447,501.00	600,000
ISSUED ,ORDINARY	UNITED STATES OF AMERICA, DOLLARS	188,599,786.26	70,919,983
PAID-UP ,ORDINARY	SINGAPORE, DOLLARS	447,501.00	NA
PAID-UP ,ORDINARY	UNITED STATES OF AMERICA, DOLLARS	188,599,786.26	NA

The information from ACRA is updated 1 day from the date of request.

OFFICER(S)/ OWNER(S)

OFFICER NAME/ ADDRESS/ CHANGE ADDRESS DATE	IDENTITY NO. / PA REG. NO.	POSITION	APPOINTMENT DATE / DISQUALIFIED DATE	NATIONALITY
ROGER JAMES HAMILTON 10B BENDEMEER ROAD #12 - 113 , BENDEMEER LIGHT 332010, SINGAPORE 12/11/2024	S6883456B	DIRECTOR	30/11/2015 -	BRITISH
THOMAS PETER POWER 18 WATSON HOUSE, 3 NIGHTINGALE WALK FARNHAM, SURREY, ENGLAND GU9 7GX UNITED KINGDOM -	149979460	DIRECTOR	12/10/2024 -	BRITISH
CHRISTIAAN CHRISTOFFEL PUTTER APARTMENT 5203, UPTOWN TOWER, JUMEIRAH LAKES TOWERS, DUBAI, UNITED ARAB EMIRATES -	M00330076	DIRECTOR	12/10/2024 -	SOUTH AFRICAN
ROGER JAMES HAMILTON 10B BENDEMEER ROAD #12 - 113 , BENDEMEER LIGHT 332010, SINGAPORE 12/11/2024	S6883456B	CHIEF EXECUTIVE OFFICER	30/09/2024 -	BRITISH
ROGER JAMES HAMILTON 10B BENDEMEER ROAD #12 - 113 , BENDEMEER LIGHT 332010, SINGAPORE 12/11/2024	S6883456B	MANAGING DIRECTOR	01/07/2016 -	BRITISH
CATHERINE LIM SIOK CHING 8 WILKIE ROAD #03 - 08 , WILKIE EDGE 228095, SINGAPORE 04/12/2024	S7540675D	SECRETARY	13/06/2023 -	SINGAPORE CITIZEN
EDUARDO RENAN HUERTA MERCADO HERRERA ISLAS VIRGENES 256 LA MOLINA, PROVINCE OF LIMA, PERU -	120784667	DIRECTOR	12/10/2024 -	PERUVIAN
GARY MICHAEL PATTISON LA DESIRADE, HAUTE RIVE, RIVIERE DU REMPART MAURITIUS, 31104 MAURITIUS -	M00449380	DIRECTOR	12/10/2024 -	SOUTH AFRICAN
SURAJ PRAKASH NAIK 2D HONG SAN WALK	G0695545U	DIRECTOR	01/05/2021 -	INDIAN

#05 - 09 , PALM GARDENS 689050, SINGAPORE 03/03/2022				
EVA MARIA MANTZIOU SIELANKI 2 STREET 02-946 WARSAW POLAND 26/11/2024	ES5560460	DIRECTOR	25/11/2024 -	POLISH

The information from ACRA is updated 1 day from the date of request.

* Disqualified from acting as a director. However, he/she has obtained the Leave of the Court/Approval from the Official Assignee to act as a director.

Note: Chief Executive Officer was formerly known as Manager before 03-JAN-2016 for local companies.

SHAREHOLDERS

SHAREHOLDER NAME / ADDRESS/ CHANGE ADDRESS DATE	COMPANY/ IDENTITY NO.	COUNTRY OF INCORPORATION	SHARE TYPE	CURRENCY	NOS. OF SHARES	SHARE GROUP
Nil						

The information from ACRA is updated 1 day from the date of request.

SHARE INTERESTS IN COMPANIES AND BUSINESSES

COMPANY NAME	SHARES OWNED (%) / POSITION	STATUS
GENIUSU LIMITED	96.68	LIVE COMPANY
WEALTH DYNAMICS PTE. LTD.	100.00	LIVE COMPANY

The information from ACRA is updated 1 day from the date of request.

REGISTERED CHARGES

CHARGE NO	CHARGE DATE	CHARGEE(S) COMPANY	CURRENCY	AMOUNT SECURED	STATUS OF SATISFACTION
C202300817	25/01/2023	ALTO OPPORTUNITY MASTER FUND, SPC, SEGREGATED MASTER PORTFOLIO B	-	All Monies	-
C202505104	04/04/2025	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED	-	All Monies	-

The information from ACRA is updated 1 day from the date of request.

LIQUIDATOR(S) / RECEIVER(S) / JUDICIAL MANAGERS(S)

NAME / ID NUMBER	POSITION	COMPANY	ADDRESS	APPOINTMENT DATE
Nil				

The information from ACRA is updated 1 day from the date of request.

SEARCH BY FINANCIAL SECTORS

Year	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
2025	0	0	0	0	0	0	0	0	0	0	0	0
2024	0	0	0	0	2	0	0	0	0	0	0	0
2023	0	0	1	0	0	1	0	0	0	0	0	0

The number of times the above subject has been searched using SCCB.

SEARCH BY NON FINANCIAL SECTORS

Year	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
2025	0	0	0	0	1	1	1	0	0	0	0	0
2024	0	0	0	0	1	1	1	2	1	2	0	0
2023	1	1	1	0	0	1	0	1	0	0	0	0

The number of times the above subject has been searched using SCCB.

LEGAL RELATED SEARCH COUNT

Year	Total	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
2025	3	0	0	0	0	1	1	1	0	0	0	0	0
Conveyancing		0	0	0	0	0	0	0	0	0	0	0	0
Others		0	0	0	0	1	1	1	0	0	0	0	0
2024	8	0	0	0	0	1	1	1	2	1	2	0	0
Conveyancing		0	0	0	0	0	0	0	0	0	0	0	0
Others		0	0	0	0	1	1	1	2	1	2	0	0
2023	2	1	0	1	0	0	0	0	0	0	0	0	0
Conveyancing		0	0	0	0	0	0	0	0	0	0	0	0
Others		1	0	1	0	0	0	0	0	0	0	0	0

The number of times the above subject has been searched using SCCB.